FOR IMMEDIATE RELEASE
FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (724) 741 - 8570
Investor Relations Contact: Ken Krause (724) 741 - 8534
MSA Announces Record Fourth Quarter Results
Strength in core products drives record quarterly sales and earnings
PITTSBURGH, February 16, 2015 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported results for the fourth quarter and full year of 2014.
Quarterly Highlights

•
Revenue was a record $311 million, up 7 percent from the fourth quarter of 2013. Income from continuing operations was a record $33 million or $0.88 per basic share. Adjusted earnings were a record $35 million, or $0.94 per basic share, increasing 24 percent.

•	Quarterly local currency revenue from core product lines increased 13 percent, driven by strong shipping activity across all core product categories.

•	Operating margin of 16.4 percent of sales reflects a 220 basis point increase from a year ago.

•	Free cash flow was $47 million or 143 percent of net income, increasing 31 percent compared to the same quarter a year ago.
Annual Highlights

•
Revenue was $1.1 billion, up 2 percent from 2013. Income from continuing operations was $87 million or $2.34 per basic share. Adjusted earnings were $95 million, or $2.55 per basic share, decreasing 1 percent compared to a year ago.

•
Local currency revenue from core product lines increased 8 percent excluding sales of self-contained breathing apparatus (SCBA), which were hampered for most of the year by regulatory delays in the U.S.

•	Free cash flow of $73 million, or 83 percent of net income, helped to fund further reductions in long-term debt and dividend payments to shareholders.

(more)

Comments from Management
“Our fourth quarter reflected a very strong finish to what turned out to be a most challenging year," said William M. Lambert, MSA President and CEO. "In addition to clearing certification hurdles and beginning shipments of our new and revolutionary G1 SCBA to the fire service market, we recognized solid growth in our core products and drove record earnings in the quarter."
Sales of core products represented 74 percent of total revenue in the quarter and increased 13 percent compared to the same period a year ago. "While a higher level of large fixed gas and flame detection orders was a leader of growth in the quarter, we saw strong shipment activity across each of our core product categories," Mr. Lambert said. He also commented on MSA's continued success in introducing innovative new core products, explaining that 36 percent of quarterly core sales were from products developed within the last five years.
“While our fourth quarter results and a robust SCBA backlog certainly provide momentum as we transition into 2015, headwinds associated with weakness in commodity- based end markets, a stronger U.S. dollar and challenging conditions across key emerging markets somewhat temper my optimism moving forward," Mr. Lambert said. "As we conclude our centennial year in business and turn our attention to the next chapter of MSA's story, we will maintain our long-standing commitment to driving profitable growth and increasing shareholder value, even as we navigate through inevitable periods of uncertainty," Mr. Lambert concluded.

(more)

MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except earnings per share)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Net sales	$311,188	$291,429	$1,133,885	$1,112,058
Other income (loss), net	1,779	(1,190)	2,765	(175)
	312,967	290,239	1,136,650	1,111,883

Cost of products sold	171,047	161,378	618,536	615,213
Selling, general and administrative	77,420	77,109	322,797	309,206
Research and development	11,643	11,578	48,247	45,858
Restructuring and other charges	2,118	1,402	8,515	5,344
Interest expense	2,234	2,526	9,851	10,677
Currency exchange losses, net	1,151	1,304	1,509	5,452
	265,613	255,297	1,009,455	991,750

Income before income taxes	47,354	34,942	127,195	120,133
Provision for income taxes	14,988	10,470	41,044	35,145
Income from continuing operations	32,366	24,472	86,151	84,988
(Loss) income from discontinued operations	(56)	614	1,776	3,061
Net income	32,310	25,086	87,927	88,049
Net loss attributable to noncontrolling interests	377	325	579	198
Net income attributable to MSA Safety Incorporated	32,687	25,411	88,506	88,247

Income from continuing operations	33,119	24,929	87,447	85,858
(Loss) income from discontinued operations	(432)	482	1,059	2,389
Net income attributable to MSA Safety Incorporated	32,687	25,411	88,506	88,247

Earnings Per Share Attributable to MSA Safety Incorporated
Basic
Income from continuing operations	$0.88	$0.67	$2.34	$2.31
(Loss) income from discontinued operations	$(0.01)	$0.01	$0.03	$0.06
Net income	$0.87	$0.68	$2.37	$2.37

Diluted
Income from continuing operations	$0.87	$0.66	$2.30	$2.28
(Loss) income from discontinued operations	$(0.01)	$0.01	$0.03	$0.06
Net income	$0.86	$0.67	$2.33	$2.34

Basic shares outstanding	37,216	36,939	37,138	36,868
Diluted shares outstanding	37,786	37,487	37,728	37,450

(more)

MSA Safety Incorporated
Condensed Consolidated Balance Sheet (Unaudited)
(In thousands)

	December 31, 2014	December 31, 2013
Current assets
Cash and cash equivalents	$105,998	$96,265
Trade receivables, net	211,440	200,364
Inventories	122,954	136,837
Other current assets	57,477	67,500
Total current assets	497,869	500,966

Property, net	151,352	152,755
Prepaid pension cost	75,017	121,054
Goodwill	252,520	260,134
Other noncurrent assets	288,034	199,361
Total	1,264,792	1,234,270

Current liabilities
Notes payable and current portion of long-term debt	$6,700	$7,500
Accounts payable	70,210	66,902
Other current liabilities	157,147	117,162
Total current liabilities	234,057	191,564

Long-term debt	245,000	260,667
Pensions and other employee benefits	174,598	152,084
Deferred tax liabilities	26,306	49,621
Other noncurrent liabilities	46,198	7,987
Equity	538,633	572,347
Total	1,264,792	1,234,270

(more)

MSA Safety Incorporated
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Net income	$32,310	$25,086	$87,927	$88,049
Depreciation and amortization	7,610	7,372	29,921	30,764
Change in working capital and other operating	16,309	13,617	(10,817)	(8,032)
Cash from operations	56,229	46,075	107,031	110,781

Capital expenditures	(9,350)	(10,303)	(33,583)	(36,517)
Property disposals	3,385	27	3,385	1,360
Other investing	(500)	—	(500)	—
Cash from investing	(6,465)	(10,276)	(30,698)	(35,157)

Change in debt	(25,634)	(21,288)	(16,463)	(11,004)
Cash dividends paid	(11,543)	(11,300)	(45,586)	(43,994)
Other financing	(82)	(2,061)	3,931	(3,242)
Cash from financing	(37,259)	(34,649)	(58,118)	(58,240)

Exchange rate changes	(3,862)	(895)	(8,482)	(3,837)

Increase in cash	8,643	255	9,733	13,547

(more)

MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2014	2013	2014	2013

Net sales
North America	$147,592	$130,360	$547,739	$533,161
Europe	92,012	86,579	321,618	293,092
International	71,584	74,490	264,528	285,805
Total	311,188	291,429	1,133,885	1,112,058

Net income (loss)
North America	$24,215	$17,373	$73,874	$62,835
Europe	9,159	8,832	22,187	20,204
International	6,194	6,371	15,234	27,206
Reconciling Items	(6,449)	(7,647)	(23,848)	(24,387)
Income from continuing operations	33,119	24,929	87,447	85,858
(Loss) income from discontinued operations	(432)	482	1,059	2,389
Total	32,687	25,411	88,506	88,247
MSA’s sales are allocated to each country based primarily on the destination of the end-customer. Effective January 1, 2014, the General Monitors business has been fully integrated into MSA. As such, sales made by General Monitors companies now follow a similar allocation methodology by which sales are allocated to each country based on the destination of the end-customer and the value added to that order. In prior years, sales made by General Monitors companies were reported as domestic sales based on the country from which the product was shipped. The 2013 results presented above have been restated to reflect this change in allocation methodology.

(more)

MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Local Currency Revenue Growth

	Three Months Ended December 31, 2014
	Consolidated	North America	Europe	International

Fixed Gas and Flame Detection	24%	35%	9%	18%
Fall Protection	19%	19%	27%	20%
Breathing Apparatus	8%	28%	9%	(22)%
Portable Gas Detection	8%	(1)%	8%	32%
Head Protection	5%	8%	25%	(5)%
Core Sales	13%	20%	10%	2%

Non-Core Sales	8%	(7)%	28%	4%

Net Sales	11%	14%	15%	3%

	Twelve Months Ended December 31, 2014
	Consolidated	North America	Europe	International

Fixed Gas and Flame Detection	10%	11%	16%	(7)%
Fall Protection	5%	1%	29%	14%
Breathing Apparatus	(7)%	(11)%	5%	(17)%
Portable Gas Detection	9%	7%	3%	21%
Head Protection	5%	10%	6%	(4)%
Core Sales	4%	4%	9%	(3)%

Non-Core Sales	5%	(1)%	13%	2%

Net Sales	4%	3%	10%	(1)%

(more)

MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted Earnings / Earnings per Share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	% Change	2014	2013	% Change

Net income attributable to MSA Safety Incorporated	$32,687	$25,411	28.6%	$88,506	$88,247	0.3%
Less: (Loss) income from discontinued operations	(432)	482		1,059	2,389

Income from continuing operations	33,119	24,929	32.9%	87,447	85,858	1.9%
Restructuring charges	2,118	1,402		8,515	5,344
Self-insured legal settlements and defense costs	1,607	317		3,893	1,697
Currency exchange losses, net	1,151	1,304		1,509	5,452
Asset related (gains) / losses	(1,731)	1,557		(2,116)	957
Income tax (expense)	(997)	(1,374)		(3,812)	(3,941)

Adjusted earnings	35,267	28,135	25.3%	95,436	95,367	0.1%

Adjusted earnings per basic share	$0.94	$0.76	23.7%	$2.55	$2.57	(0.8)%
Management believes that adjusted earnings and adjusted earnings per share are useful measures for investors when analyzing ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

(more)

MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Free Cash Flow (Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Cash from operations	$56,229	$46,075	$107,031	$110,781
Capital expenditures	(9,350)	(10,303)	(33,583)	(36,517)

Free cash flow	46,879	35,772	73,448	74,264

Management believes that free cash flow is a meaningful measure for investors, as management reviews cash from operations after deducting capital expenditures because these expenditures are necessary to promote growth of MSA’s business and are likely to produce cash from operations in future periods. It is important to note that free cash flow does not reflect the residual cash balance of the company for discretionary spending since other items, including debt and dividend payments, are deducted from free cash flow before arriving at the company’s ending cash balance.

(more)

About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures. Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life‐threatening situations. The company's comprehensive line of products is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining, and the military. The company’s core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, head protection products and fall protection devices. With 2014 revenues of $1.1 billion, MSA employs approximately 5,000 people worldwide. The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America. With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America. For more information, visit MSA’s website at www.MSAsafety.com.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, product liability claims, the success of new product introductions, foreign exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 24, 2014. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

Non-GAAP Financial Measures:
This earnings release includes certain non-GAAP financial measures. These financial measures include adjusted earnings, adjusted earnings per basic share and free cash flow. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.
# # #

(more)